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                                                                    EXHIBIT 10.8

                       AMENDMENT NO. 1 TO CREDIT AGREEMENT

      THIS AMENDMENT NO. 1 TO CREDIT AGREEMENT (this "Amendment") is entered into as of June 30, 2004, by and among DYNAMIC DETAILS, INCORPORATED, a California corporation ("Details"), DYNAMIC DETAILS, INCORPORATED, VIRGINIA, a Delaware corporation ("Virginia"), DYNAMIC DETAILS INCORPORATED, SILICON VALLEY, a Delaware corporation ("Valley"), and LAMINATE TECHNOLOGY CORP., a Delaware corporation ("Laminate")(Details, Virginia, Valley and Laminate are collectively referred to as "Borrowers" and each individually as a "Borrower"); the other Credit Parties signatory hereto; and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, for itself as Lender, and as Agent for Lenders.

                                    RECITALS

      A. Pursuant to the Credit Agreement dated as of March 30, 2004, by and among Borrowers, the other Credit Parties, Agent and Lenders (the "Credit Agreement"), Lenders are providing certain financial accommodations in favor of Credit Parties. Unless otherwise defined herein, capitalized terms and matters of construction defined and established in ANNEX A to the Credit Agreement shall be applied herein as defined and established therein.

      B. Credit Parties have requested that certain provisions of the Credit Agreement be amended, and Agent and Lenders are willing to do so on the terms and conditions specified herein.

                                    AGREEMENT

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. RATIFICATION OF LOAN DOCUMENTS

      Each Credit Party hereby acknowledges, confirms, and ratifies all of the terms and conditions set forth in, and all of its obligations under, the Credit Agreement and the other Loan Documents, and all of the terms and conditions set forth in the Loan Agreement and the other Loan Documents are incorporated herein by this reference as if set forth in full herein. Without limiting the generality of the foregoing, each Credit Party acknowledges and agrees that as of June 30, 2004, the aggregate outstanding principal amount of the Revolving Loan was $15,300,000, which amount includes outstanding Letter of Credit Obligations in the principal amount of $300,000. Each Borrower and each other Credit Party represents that it has no offset, defense, counterclaim, dispute or disagreement of any kind or nature whatsoever with respect to the amount of such Indebtedness.

SECTION 2. AMENDMENT TO CREDIT AGREEMENT

      2.1 SECTION 1.3(b)(i) of the Credit Agreement is hereby deleted in its entirety and the following is substituted therefor:

                  (i) If at any time (A) the outstanding balances of the Revolving Loan and the Swing Line Loan exceed the lesser of (i) the Maximum Amount and (ii) the Aggregate Borrowing Base, or (B) the outstanding balance of the Revolving Loan and the Swing Line Loan plus the outstanding balance of the

                                                                 AMENDMENT NO. 1
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      Canadian Revolving Loan and the Canadian Swing Line Loan exceed the least of (i) the Maximum Amount, (ii) the sum of the Aggregate Borrowing Base and the Canadian Aggregate Borrowing Base, and (iii) the Revolving Loan Commitment, then Borrowers shall immediately repay the aggregate outstanding Revolving Credit Advances to the extent required to eliminate such excess. If any such excess remains after repayment in full of the aggregate outstanding Revolving Credit Advances, Borrowers shall provide cash collateral for the Letter of Credit Obligations in the manner set forth in ANNEX B to the extent required to eliminate such excess.

      2.2 SECTION 1.3(c) of the Credit Agreement is hereby deleted in its entirety and the following is substituted therefor:

            (c) Application of Certain Mandatory Prepayments. Any prepayments made by any Borrower pursuant to SECTIONS 1.3(b)(ii) or (b)(iii) shall be applied as follows: first, to Fees and reimbursable expenses of Agent then due and payable pursuant to any of the Loan Documents; second, to interest then due and payable on that Borrower's Swing Line Loan; third, to the principal balance of that Borrower's Swing Line Loan until the same has been repaid in full; fourth, to interest then due and payable on the Revolving Credit Advances to that Borrower; fifth, to the outstanding principal balance of Revolving Credit Advances made to that Borrower until the same has been paid in full; sixth, to any Letter of Credit Obligations of that Borrower, to provide cash collateral therefor in the manner set forth in ANNEX B, until all such Letter of Credit Obligations have been fully cash collateralized in the manner set forth in ANNEX B; seventh, to interest then due and payable on the Swing Line Loan of each other Borrower, pro rata; eighth, to the principal balances of the Swing Line Loan outstanding to each other Borrower, pro rata, until the same have been repaid in full; ninth, to interest then due and payable on the Revolving Credit Advances outstanding to each other Borrower, pro rata; tenth, to the principal balance of the Revolving Credit Advances made to each other Borrower, pro rata, until the same has been paid in full, eleventh, to any Letter of Credit Obligations of each other Borrower, pro rata, to provide cash collateral therefore in the manner set forth in ANNEX B, until all such Letter of Credit Obligations have been fully cash collateralized and last, to the Canadian Obligations of the same type and order set forth in the preceding CLAUSES "FIRST" through "SIXTH" of the Canadian Borrowers. Neither the Revolving Loan Commitment nor the Swing Line Commitment shall be permanently reduced by the amount of any such prepayments listed in SECTION 1.3.

      2.3 SECTION 1.9(b) of the Credit Agreement is hereby deleted in its entirety and the following is substituted therefor:

            (b) As additional compensation for the Revolving Lenders, commencing on the two-month anniversary of the Closing Date, Borrowers shall pay to Agent, for the ratable benefit of such Lenders, in arrears, on the first Business Day of each month prior to the Commitment Termination Date and on the Commitment Termination Date, a Fee for Borrowers' non-use of available

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                                                                 AMENDMENT NO. 1
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      funds in an amount equal to 0.50% per annum (calculated on the basis of a
      360 day year for actual days elapsed) multiplied by the difference between
      (x) the Maximum Amount (as it may be reduced from time to time) and (y) the average for the period of the aggregate daily closing balances of (A) the Revolving Loan and the Swing Line Loan, and (B) the Canadian Revolving Loan and the Canadian Swing Line Loan, in each case outstanding during the period for which such Fee is due.

      2.4 SECTION 1.14(b) of the Credit Agreement is hereby deleted in its entirety and the following is substituted therefor:

            (b) Borrowers shall pay Agent a Fee of $850 per day per individual (plus all out-of-pocket costs and expenses) in connection with Lender's field examinations permitted under SECTION 1.14(a) and SECTION 4(c) of the Security Agreement. Such Fees and expenses shall be charged against the Revolving Loan in connection with each field audit conducted after the Closing Date, but shall not be duplicative of the Fees and expenses payable under SECTION 1.14(b) of the Canadian Credit Agreement.

      2.5 SECTIONS 2.2(b) and (c) of the Credit Agreement are hereby deleted in their entirety and the following are substituted therefor:

            (b) (i) any "Default" or "Event of Default" has occurred and is continuing under and as defined in the Canadian Credit Agreement, or (ii) any Default or Event of Default has occurred and is continuing or would result hereunder after giving effect to any Advance (or the incurrence of any Letter of Credit Obligation), and Agent or Requisite Revolving Lenders shall have determined not to make any Advance, convert or continue any Loan as a LIBOR Loan or incur any Letter of Credit Obligation as a result of that "Default" or "Event of Default" under the Canadian Credit Agreement or that Default or Event of Default hereunder;

            (c) after giving effect to any Advance (or the incurrence of any Letter of Credit Obligations), the outstanding principal amount of the Revolving Loan would exceed the lesser of (i) the Aggregate Borrowing Base less the then outstanding principal amount of the Swing Line Loan, and
      (ii) the Maximum Amount less the sum of then outstanding principal amount of the Swing Line Loan, Canadian Revolving Loan and Canadian Swing Line Loan; or

      2.6 The proviso set forth in SECTION 6.1(vi) of the Credit Agreement is hereby deleted in its entirety and the following is substituted therefor:

      provided, that, except as otherwise set forth in SECTION 6.17, in no event will Borrowers and Canadian Borrowers contribute more than $5,000,000 in the aggregate in any Fiscal Year for such costs, fees or expenses;

      2.7 SECTION 6.1(ix) of the Credit Agreement is hereby deleted in its entirety and the following is substituted therefor:

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                                                                 AMENDMENT NO. 1
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                  (ix)  at or prior to the consummation of the Permitted
      Acquisition, Lender shall have received from Borrowers a written supplement to DISCLOSURE SCHEDULE (3.8) and to any other Schedule to the Loan Agreement, in each case to the extent necessary to correct any information in such Schedule after giving effect to the Permitted Acquisition;

      2.8 The first clause of SECTION 6.1(x)(A) of the Credit Agreement is hereby deleted in its entirety and the following is substituted therefor:

                  (A) a pro forma consolidated balance sheet, income statement and cash flow statement of Parent and its Subsidiaries (other than DDi Europe Limited and each of its Subsidiaries) (the "Acquisition Pro Forma"),

      2.9 CLAUSE (y) of SECTION 6.1(x)(A) of the Credit Agreement is hereby deleted in its entirety and the following is substituted therefor:

      (y) average Liquidity of Borrowers and Canadian Borrowers in the aggregate for the 90-day period preceding the consummation of such Permitted Acquisition would have exceeded $15,000,000 on a pro forma basis (after giving effect to such Permitted Acquisition and all Loans funded in connection therewith as if made on the first day of such period) and the Acquisition Projections (as hereinafter defined) shall reflect that such Liquidity of $15,000,000 shall continue for at least 90 days after the consummation of such Permitted Acquisition, and

      2.10  The following language is hereby added to the beginning of CLAUSE
(b) of SECTION 6.2 of the Credit Agreement:

      except as otherwise expressly set forth in SECTION 6.17,

      2.11 SECTION 6.3(a)(ii) of the Credit Agreement is hereby deleted in its entirety and the following is substituted therefor:

                  (ii) (A) the Loans and other Obligations and (B) the Canadian Loans and other Canadian Obligations

      2.12 New SECTIONS 6.3(a)(xv) and (xvi) are hereby added to the Credit Agreement as follows:

                  (xv) intercompany Indebtedness of Canadian Borrowers (or any of them) in favor of one or more of the other Credit Parties in an aggregate outstanding principal amount not to exceed US$10,000,000; and

                  (xvi) Indebtedness permitted under SECTION 6.3 of the Canadian Credit Agreement.

      2.13 The reference to "this Agreement" in SECTION 6.6 of the Credit Agreement shall hereafter be a reference to "this Agreement or the Canadian Credit Agreement."

      2.14 The following language is hereby added to the beginning of SECTION 6.13(e) of the Credit Agreement:

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                                                                 AMENDMENT NO. 1
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      except as otherwise expressly set forth in SECTION 6.17(e):

      2.15 The following language is hereby added to the beginning of SECTION 6.13(f)(i) of the Credit Agreement:

      except as otherwise expressly set forth in SECTION 6.17(c)

      2.16 The following language is hereby added to the beginning of SECTION 6.13(H) of the Credit Agreement:

      except as otherwise expressly set forth in SECTION 6.17(h)

      2.17  CLAUSE (ii) of each of SECTIONS 6.13(e)(i), 6.13(f)(i), 6.13(f)(ii)
and 6.13(i) of the Credit Agreement is hereby deleted in its entirety and the following is substituted therefor:

      (ii) Borrowers and Canadian Borrowers have aggregate Liquidity of at least $15,000,000 (on a pro forma basis, with trade payables being paid currently, and expenses and liabilities being paid in the ordinary course of business, and without acceleration of sales) after giving effect to any such proposed payment,

      2.18 A new SECTION 6.17 is hereby added to the Credit Agreement as follows:

            6.17 Use of Proceeds from Parent Stock Issuance. With respect to any cash proceeds received by Parent from the sale of any of its Stock ("Equity Proceeds"):

            (a) notwithstanding the provisions of SECTION 6.1(vi), Parent may contribute any or all of the Equity Proceeds for the costs, fees, expenses and other charges or uses associated with forming or acquiring any Target;

            (b) notwithstanding the provisions of SECTION 6.2, Parent may use any or all of the Equity Proceeds to make an investment in, or make, accrue or permit to exist loans or advances of money to, any Subsidiary, through the direct or indirect lending of money, holding of securities or otherwise;

            (c) notwithstanding the provisions of SECTION 6.13(f)(i), Parent and DDi Capital Corp. may use any or all of the Equity Proceeds to purchase, redeem or otherwise acquire any Senior Accreting Notes, or to make any interest payment with respect to the Senior Accreting Notes;

            (d) notwithstanding the provisions of SECTION 6 (including SECTION 6.13(h)), Parent may use any or all of the Equity Proceeds to purchase, redeem or otherwise acquire any Series A Preferred Stock or Series B Preferred Stock;

            (e) notwithstanding the provisions of SECTION 6.13(e), Parent may use any or all of the Equity Proceeds to make payments of dividends on the Series B Preferred Stock; and

            (f) Parent may use any or all of the Equity Proceeds for any Capital Expenditures and the aggregate amount of such Capital Expenditures shall not be included for purposes of determining the maximum aggregate Capital Expenditures permitted in any period set forth in PARAGRAPH (a) of ANNEX G.

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                                                                 AMENDMENT NO. 1
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      2.19  A new SECTION 8.1(m) is hereby added to the Credit Agreement as follows:

            (m) Any "Event of Default" occurs under and as defined in the Canadian Credit Agreement.

      2.20 The first sentence of SECTION 11.1 of the Credit Agreement is hereby deleted in its entirety and the following is substituted therefor:

      The Loan Documents and the Canadian Loan Documents constitute the complete agreement between the parties with respect to the subject matter thereof and may not be modified, altered or amended except as set forth in SECTION 11.2.

      2.21 The reference to "CLAUSE (c)" set forth in SECTION 11.3(b) of the Credit Agreement shall hereafter be a reference to "CLAUSE (b)."

      2.22 The following proviso is hereby added to the end of SECTION 11.3 of the Credit Agreement:

      provided, that in no event shall such expenses, costs, charges and fees be duplicative of the expenses, costs, charges and fees and expenses paid under SECTION 11.3 of the Canadian Credit Agreement

      2.23 SECTION 11.7 of the Credit Agreement is hereby deleted in its entirety and the following is substituted therefor:

            11.7 Conflict of Terms. Except as otherwise provided in this Agreement or any of the other Loan Documents or in the Canadian Loan Documents by specific reference to the applicable provisions of this Agreement, (a) if any provision contained in this Agreement applicable to Canadian Borrowers conflicts with any provision in any of the other Loan Documents or in the Canadian Loan Documents, the provision contained in the Canadian Loan Documents shall govern and control, and (b) if any provision contained in this Agreement applicable to the Credit Parties (other than Canadian Borrowers) conflicts with any provision in any of the other Loan Documents or in the Canadian Loan Documents, the provision contained in this Agreement shall govern and control.

      2.24 The following new definitions are hereby added to ANNEX A to the Credit Agreement:

            "Canadian Agent" means the "Agent" under and as defined in the Canadian Credit Agreement.

            "Canadian Aggregate Borrowing Base" means the "Aggregate Borrowing Base" under and as defined in the Canadian Credit Agreement.

            "Canadian Borrower" and "Canadian Borrowers" means "Borrower" and "Borrowers," respectively, under and as defined in the Canadian Credit Agreement.

            "Canadian Commitment Termination Date" means the "Commitment Termination Date" under and as defined in the Canadian Credit Agreement.

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                                                                 AMENDMENT NO. 1
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            "Canadian Credit Agreement" means that certain Credit Agreement dated as of June 30, 2004, among Canadian Borrowers, the other Credit Parties party thereto, Canadian Agent and Canadian Lenders.

            "Canadian Lender" and "Canadian Lenders" means "Lender" and "Lenders," respectively, under and as defined in the Canadian Credit Agreement.

            "Canadian Loan Documents" means the "Loan Documents" under and as defined in the Canadian Credit Agreement.

            "Canadian Loans" means the "Loans" under and as defined in the Canadian Credit Agreement.

            "Canadian Obligations" means the "Obligations" under and as defined in the Canadian Credit Agreement.

            "Canadian Revolving Loan" means the "Revolving Loan" under and as defined in the Canadian Credit Agreement.

            "Canadian Revolving Loan Commitment" means the "Revolving Loan Commitment" under and as defined in the Canadian Credit Agreement.

            "Canadian Swing Line Loan" means the "Swing Line Loan" under and as defined in the Canadian Credit Agreement.

            "Master Disbursement Account" means that certain account of Details, account number 4500168248, at Union Bank of California, N.A.

            "US Guaranty" means that certain Guaranty of even date herewith executed by each Credit Party (other than Canadian Borrowers) in favor of Canadian Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

      2.25 The definitions of "Borrowing Availability," "Commitment Termination Date," "Daily Reporting Activation Event," "Liquidity," "Material Adverse Effect" and "Weekly Reporting Activation Event" set forth in ANNEX A to the Credit Agreement are hereby deleted in their entirety and the following are substituted therefor:

            "Borrowing Availability" means as of any date of determination: (a) as to all Borrowers, the lesser of (i) the Maximum Amount less the sum of
      (A) the Revolving Loan and Swing Line Loan and (B) the Canadian Revolving Loan and the Canadian Swing Line Loan, in each case then outstanding, and
      (ii) the Aggregate Borrowing Base less the sum of the Revolving Loan and Swing Line Loan then outstanding; or (b) as to an individual Borrower, the lesser of (i) the Maximum Amount less the sum of (A) the Revolving Loan and Swing Line Loan and (B) the Canadian Revolving Loan and the Canadian Swing Line Loan, in each case outstanding to all other Borrowers and the Canadian Borrowers, and (ii) that Borrower's separate Borrowing Base less the sum of the Revolving Loan and Swing Line Loan outstanding to that Borrower.

            "Commitment Termination Date" means the earliest of (a) March 30, 2007, (b) the date of termination of Lenders' obligations to make Advances and to incur Letter of Credit Obligations or permit existing Loans to remain outstanding

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                                                                 AMENDMENT NO. 1
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      pursuant to SECTION 8.2(b), (c) the occurrence of the Canadian Commitment
      Termination Date, and (d) the date of indefeasible prepayment in full by Borrowers of the Loans and the cancellation and return (or stand-by guarantee) of all Letters of Credit or the cash collateralization of all Letter of Credit Obligations pursuant to ANNEX B, and the permanent reduction of all Commitments to zero dollars ($0).

            "Daily Reporting Activation Event" means any time at which Borrowers and Canadian Borrowers have aggregate Liquidity of less than $7,000,000.

            "Liquidity" means , at any time, the sum of (a) all cash in Borrowers' and Canadian Borrowers' Deposit Accounts that are subject to Control Letters, plus (b) Borrowing Availability and Canadian Borrowing Availability (less Reserves), in each case at such time.

            "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations, prospects or financial or other condition of Borrowers and Canadian Borrowers considered as a whole, (b) the ability of Borrowers as a whole to pay any of the Loans or any of the other Obligations in accordance with the terms of the Agreement, (c) the Collateral or Agent's Liens, on behalf of itself and Lenders, on the Collateral or the priority of such Liens, or (d) Agent's or any Lender's rights and remedies under the Agreement and the other Loan Documents. Without limiting the generality of the foregoing, any event or occurrence adverse to one or more Borrowers or Canadian Borrowers that results or would reasonably be expected to result in losses, costs, damages, liabilities or expenditures in excess of US$3,000,000 shall constitute a Material Adverse Effect.

            "Weekly Reporting Activation Event" means any time prior to the occurrence of a Daily Reporting Activation Event at which either (a) an Event of Default has occurred or (b) Borrowers and Canadian Borrowers have aggregate Liquidity of less than $10,000,000.

      2.26 The references to "Code" in the definition of "ERISA Event" set forth in ANNEX A to the Credit Agreement shall hereafter be references to "IRC."

      2.27 CLAUSE (i) of the definition of "Indebtedness" set forth in ANNEX A to the Credit Agreement is hereby deleted in its entirety and the following is substituted therefor:

      (i) the Obligations, and (j) the Canadian Obligations.

      2.28 The definition of "Loan Documents" set forth in ANNEX A to the Credit Agreement shall hereafter include the US Guaranty.

      2.29 The reference to the "Closing Checklist" in the definition of "Loan Documents" set forth in ANNEX A to the Credit Agreement shall hereafter be deemed to be a reference to the "Schedule of Documents."

      2.30 CLAUSE (P) of the definition of "Permitted Encumbrances" set forth in ANNEX A to the Credit Agreement is hereby deleted in its entirety and the following is substituted therefor:

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                                                                 AMENDMENT NO. 1
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      (p) Liens in favor of Canadian Agent under the Canadian Loan Documents securing the Canadian Obligations; and (q) other Liens securing Indebtedness not exceeding $100,000 in the aggregate at any time outstanding, so long as such Liens do not attach to any Accounts

      2.31 The proviso in the definition of "Senior Accreting Notes Interest Reserves" set forth in ANNEX A to the Credit Agreement is hereby deleted in its entirety and the following is substituted therefor:

      provided, that the "Senior Accreting Notes Interest Reserve" shall be $0 beginning at such time as Borrowers and Canadian Borrowers have aggregate Liquidity of more than $21,000,000 and until such time as Liquidity thereafter falls below $21,000,000

      2.32 The second sentence of PARAGRAPH (a) of ANNEX B to the Credit Agreement is hereby deleted in its entirety and the following is substituted therefor:

      The aggregate amount of all such Letter of Credit Obligations shall not at any time exceed the least of (i) TEN MILLION DOLLARS ($10,000,000) (the "L/C Sublimit"), and (ii) the Maximum Amount less the aggregate outstanding principal balance of (A) the Revolving Credit Advances and the Swing Line Loan and (B) the Canadian Revolving Loan and the Canadian Swing Line Loan, and (iii) the Aggregate Borrowing Base less the aggregate outstanding principal balance of (A) the Revolving Credit Advances and the Swing Line Loan and (B) the Canadian Revolving Loan and the Canadian Swing Line Loan.

      2.33 The last sentence of PARAGRAPH (c) of ANNEX C to the Credit Agreement is hereby deleted in its entirety.

      2.34 The following new PARAGRAPHS (i) and (j) are hereby added to ANNEX C to the Credit Agreement:

                  (i) From and after the date Agent has delivered an Activation Notice to any Relationship Bank with respect to any Blocked Account, no Borrower shall, or shall permit any of its Subsidiaries to, accumulate or maintain cash in Disbursement Accounts or payroll accounts as of any date of determination in excess of the aggregate amount of checks outstanding against such accounts as of that date and amounts necessary to meet Relationship Bank-imposed minimum balance requirements; provided, that notwithstanding the generality of the foregoing:

                  (A) so long as no Default or Event of Default has occurred and is continuing and the aggregate Revolving Loan and Canadian Revolving Loan balance is $0 (other than with respect to outstanding LIBOR Loans is an aggregate amount not to exceed $10,000,000), then, subject to PARAGRAPHS (B) and (C) below, Borrowers may maintain Excess Proceeds (as defined below) in the Disbursement Accounts;

                  (B) for so long as no Control Agreement is in effect with respect to account numbers 2000008311812 and 2000008311935 held at

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                                                                 AMENDMENT NO. 1
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      Wachovia Bank by Virginia, the aggregate balances of funds in such accounts shall at no time exceed $400,000; and

                  (C) for so long as no Control Agreement is in effect with respect to account number 004672018141 held at Bank of America, N.A. by Laminate, the aggregate balance of funds in such account shall at no time exceed $50,000.

            (j) If at any time Borrowers have repaid all outstanding Index Rate Loans and all outstanding LIBOR Loans for which a LIBOR Period has expired, and funds continue to be transferred to the Collection Account from the Concentration Account in accordance with this ANNEX C, then such funds either (i) shall be applied against any outstanding LIBOR Loan (with Borrowers paying any LIBOR funding breakage costs occasioned thereby in accordance with SECTION 1.13(b)), or (ii) provided that the following conditions precedent have been satisfied, shall be redirected by Agent to the "Master Disbursement Account" identified in DISCLOSURE SCHEDULE (3.19) (such redirected funds being the "Excess Proceeds"):

                  (A) Agent shall have received a written notice from the Chief Financial Officer of Borrower Representative, dated as of the date any such funds are deposited in the Collection Account, which notice shall include (1) Borrowers' request to redirect the Excess Proceeds to the Master Disbursement Account, and (2) a certification that after giving effect to such redirection (x) Borrowing Availability will be not less than $15,000,000, (y) the outstanding principal amount of the Revolving Loan will not exceed the lesser of (I) the Aggregate Borrowing Base less the then outstanding principal amount of the Swing Line Loan, and (II) the Maximum Amount less the sum of then outstanding principal amount of the Swing Line Loan, Canadian Revolving Loan and Canadian Swing Line Loan, and
      (z) Parent will not be in violation of any maximum Indebtedness covenant applicable to the Series B Preferred Stock;

                  (B) the aggregate amount of the outstanding LIBOR Loans shall not exceed $10,000,000; and

                  (C) no Default or Events of Default shall have occurred and be continuing.

      Any funds subject to redirection under this PARAGRAPH (j) that are first received in the Collection Account after 2:00 p.m. (New York time) on any Business Day, or on a day that is not a Business Day, shall be redirected to the Master Disbursement Account on the following Business Day.

SECTION 3. CONDITIONS TO EFFECTIVENESS

      The effectiveness of this Amendment is subject to satisfaction of each of the following conditions:

      3.1 receipt by Agent of copies of this Amendment duly executed by each Credit Party; and

      3.2   the absence of any Default or Event of Default.

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                                                                 AMENDMENT NO. 1

SECTION 4. MISCELLANEOUS

      4.1 Entire Agreement. This Amendment, together with the Credit Agreement and the other Loan Documents, is the entire agreement between the parties hereto with respect to the subject matter hereof. This Amendment supersedes all prior and contemporaneous oral and written agreements and discussions with respect to the subject matter hereof. Except as otherwise expressly modified herein, the Loan Documents shall remain in full force and effect.

      4.2 Counterparts. This Amendment may be executed in identical counterpart copies, each of which shall be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof.

      4.3 Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment, and are not to be taken into consideration in interpreting this Amendment.

      4.4 Recitals. The recitals set forth at the beginning of this Amendment are true and correct, and such recitals are incorporated into and are a part of this Amendment.

      4.5 Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws.

      4.6 Effect. Upon the effectiveness of this Amendment, from and after the date hereof, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," or words of like import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference in the other Loan Documents to the Credit Agreement, "thereunder," "thereof," or words of like import shall mean and be a reference to the Credit Agreement as amended hereby.

      4.7 No Novation. The execution, delivery, and effectiveness of this Amendment shall not (a) limit, impair, constitute a waiver of, or otherwise affect any right, power, or remedy of Lender under the Credit Agreement or any other Loan Document, (b) constitute a waiver of any provision in the Credit Agreement or in any of the other Loan Documents, or (c) except as expressly modified by this Amendment, alter, modify, amend, or in any way affect any of the terms, conditions, obligations, covenants, or agreements contained in the Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

      4.8 Conflict of Terms. In the event of any inconsistency between the provisions of this Amendment and any provision of the Credit Agreement, the terms and provisions of this Amendment shall govern and control.

                         [REMAINDER OF PAGE LEFT BLANK]

                                                                 AMENDMENT NO. 1

      IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 1 to Credit Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

                                "BORROWERS"

                                DYNAMIC DETAILS, INCORPORATED

                                By: /s/ TIMOTHY DONNELLY
                                    ---------------------------------
                                        Timothy Donnelly
                                        Vice President and Secretary

                                DYNAMIC DETAILS, INCORPORATED, VIRGINIA

                                By: /s/ TIMOTHY DONNELLY
                                    ---------------------------------
                                        Timothy Donnelly
                                        Vice President and Secretary

                                DYNAMIC DETAILS INCORPORATED,
                                SILICON VALLEY

                                By: /s/ TIMOTHY DONNELLY
                                    ---------------------------------
                                        Timothy Donnelly
                                        Vice President and Secretary

                                LAMINATE TECHNOLOGY CORP.

                                By: /s/ TIMOTHY DONNELLY
                                    ---------------------------------
                                        Timothy Donnelly
                                        Vice President and Secretary

                                "AGENT" and "LENDER"

                                GENERAL ELECTRIC CAPITAL
                                CORPORATION

                                By: /s/ E. J. HESS
                                    ---------------------------------
                                        E. J. Hess
                                        Duly Authorized Signatory

      The following Persons are signatories to this Agreement in their capacity as Credit Parties and not as Borrowers.

"CREDIT PARTIES"

DDi CORP.                                  DDi INTERMEDIATE HOLDINGS CORP.

By: /s/ TIMOTHY DONNELLY                     By: /s/ TIMOTHY DONNELLY
    -------------------------------              -------------------------------
      Timothy Donnelly                             Timothy Donnelly
      Vice President and Secretary                 Vice President and Secretary

DDi CAPITAL CORP.                          DYNAMIC DETAILS INCORPORATED, C
                                           OLORADO SPRINGS

By: /s/ TIMOTHY DONNELLY                     By: /s/ TIMOTHY DONNELLY
    -------------------------------              -------------------------------
      Timothy Donnelly                             Timothy Donnelly
      Vice President and Secretary                 Vice President and Secretary

DDi CANADA ACQUISITION CORP.               DYNAMIC DETAILS CANADA CORP.

By: /s/ TIMOTHY DONNELLY                     By: /s/ TIMOTHY DONNELLY
    -------------------------------              -------------------------------
      Timothy Donnelly                             Timothy Donnelly
      Vice President and Secretary                 Vice President and Secretary

DDi SALES CORP.                            DYNAMIC DETAILS TEXAS, LLC

By: /s/ TIMOTHY DONNELLY                     By: /s/ TIMOTHY DONNELLY
    -------------------------------              -------------------------------
      Timothy Donnelly                             Timothy Donnelly
      Vice President and Secretary                 Vice President and Secretary

DDi-TEXAS INTERMEDIATE HOLDINGS II,        DDi-TEXAS INTERMEDIATE PARTNERS II,
L.L.C.                                     L.L.C.

By: /s/ TIMOTHY DONNELLY                     By: /s/ TIMOTHY DONNELLY
    -------------------------------              -------------------------------
      Timothy Donnelly                             Timothy Donnelly
      Vice President and Secretary                 Vice President and Secretary

DYNAMIC DETAILS, L.P.

By:   DDi-Texas Intermediate
      Partners II, L.L.C., its General
      Partner

      By: /s/ TIMOTHY DONNELLY
          ---------------------------------
            Timothy Donnelly
            Vice President and Secretary